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                                                                    EXHIBIT 4.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.


$115,000,000                                               _______________, 1999
                                                           Milwaukee, Wisconsin


                            DEMAND PROMISSORY NOTE
                            ----------------------


     FOR VALUE RECEIVED, the undersigned, ProVantage Health Services, Inc., a Delaware corporation, hereby promises to pay to the order of ProVantage Holdings, Inc., a Delaware corporation ("ProVantage Holdings"), the principal sum of One Hundred Fifteen Million Dollars ($115,000,000), together with interest from the date hereof on the unpaid principal balance of this Note at the rate of five percent (5.0%) per annum. All interest shall be computed on the basis of a 360-day year. The entire principal amount of this Note, together with accrued interest hereon, shall be due and payable on the demand of ProVantage Holdings.

     The principal amount of this Note and accrued interest shall be due and payable within 24 hours after demand for payment from ProVantage Holdings. Such demand may be given either orally or in writing. All payments hereunder shall be payable in lawful money of the United States of America at the offices of ProVantage Holdings, 700 Pilgrim Way, Green Bay, Wisconsin 54307, or such other address as the holder hereof may from time to time designate in writing to the undersigned.

     The principal indebtedness evidenced hereby may be prepaid in whole or in part at any time or from time to time, without penalty or premium.

     If suit or action is instituted to collect this Note or any part thereof, the undersigned promises and agrees to pay attorneys' fees incurred by the holder hereof in the enforcement of this Note and obligation or any part thereof.

     The undersigned, for itself and on behalf of all endorsers, guarantors, sureties, accommodation parties, successors, transferees, assigns and other persons liable or to become liable for all or any part of this indebtedness, waives diligence, presentment, and also notice of protest, of nonpayment, of dishonor and of maturity, lack of diligence or delays in collection or enforcement of this Note, the release of any security for the payment of this Note, the taking of any security and any other indulgence or forbearance and also recourse to suretyship defenses generally. Further, the undersigned, for itself and on behalf of all the foregoing, hereby consents
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to any and all renewals, extensions or modifications of the terms hereof, including time for payment, and further agrees that any such renewal, extension or modification of the terms hereof or any other indulgences shall not affect the liability of any said parties for the indebtedness evidenced by this Note. Any such renewals, extensions or modifications may be made without notice to any of said parties. The foregoing waiver and consent shall be deemed joint and several on the part of the undersigned and the persons on whose behalf the undersigned has given said waiver and consent.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. Every provision hereof is intended to be severable. If any clause, phrase, provision or portion of this Note or the application thereof is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, the remaining clauses, phrases, provisions and portions of this Note shall not be affected or impaired thereby, but each such remaining clause, phrase, provision and portion shall be valid and be enforced to the fullest extent permitted by law.

                                             PROVANTAGE HEALTH SERVICES, INC.


                                             By:_______________________
                                             Title:____________________

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